certification

Kevin E. Wolf , President, and Jim Colantino, Treasurer of Northern Lights Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Kevin E. Wolf, Principal Executive Officer/President                        Jim Colantino Principal Financial Officer/ Treasurer

Northern Lights Fund Trust                                                                Northern Lights Fund Trust

/s/ Kevin E. Wolf                                                                                  /s/ Jim Colantino

Kevin E. Wolf                                                                                         Jim Colantino

Date: 4/2/2019                                                                                         Date: 4/2/2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust and will be retained by Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.